SSGA Funds Management, Inc.

One Congress Street

Boston, MA 02114

State Street Bank and Trust Company

One Congress Street

Boston, MA 02114

March 6, 2026

Re: SSGA Funds Management Master Sub-Administration Agreement – Additional Fund/Series

Ladies and Gentlemen:

Reference is made to the Master Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015, as amended (the “Agreement”).

In accordance with Section 1 of the Agreement, the Administrator hereby requests that the Sub-Administrator act as Sub-Administrator for the additional series of State Street Institutional Investment Trust (“SSIIT”) listed below (the “New Fund”) under the terms of the Agreement. In connection with such request, the Administrator hereby confirms to the Sub-Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

New Fund	Effective Date
State Street Stablecoin Reserves Money Market Fund	March 6, 2026

The portion of the previous Schedule A specifically related to SSIIT is hereby amended to include the change described above; the previous Schedule A remains otherwise in effect with respect to all other Trusts and their respective funds.

Annex I to Schedule B6 is hereby amended and restated as set forth on Exhibit B attached hereto.

Please acknowledge receipt of this letter and your agreement below.

Sincerely,

SSGA FUNDS MANAGEMENT, INC.

By:
Name:	Ann M. Carpenter
Title:	Chief Operating Officer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Jason O’Neill
Title:	Managing Director

Effective Date:	March 6, 2026

MASTER SUB-ADMINISTRATION AGREEMENT

SCHEDULE A, as of, March 6, 2026

Listing of Fund(s)

State Street Institutional Investment Trust

State Street Aggregate Bond Index Fund

State Street Aggregate Bond Index Portfolio

State Street Balanced Index Fund

State Street Emerging Markets Equity Index Fund

State Street Equity 500 Index Fund

State Street Equity 500 Index II Portfolio

State Street Federal Government Money Market Fund

State Street Federal Treasury Money Market Fund

State Street Federal Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund

State Street Global All Cap Equity ex-U.S. Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street Income Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Institutional U.S. Government Money Market Fund

State Street International Developed Equity Index Fund

State Street® Prime Money Market ETF

State Street Small/Mid Cap Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Stablecoin Reserves Money Market Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement 2070 Fund

State Street Target Retirement Fund

State Street Treasury Obligations Money Market Fund

State Street U.S. Core Equity Fund

Exhibit B

ANNEX I

SSGA FUNDS

Further to the Amendment dated June 29, 2018, to that certain Master Sub-Administration Agreement dated as of June 1, 2015 (the “Agreement”), between SSGA Funds Management, Inc. (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Administrator”), the Administrator and the Sub-Administrator mutually agree to update this Annex 1 by adding/removing Funds as applicable:

FORM N-CEN SERVICES
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